Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Replimune Group, Inc. of our report dated May 19, 2022 relating to the financial statements, which appears in Replimune Group, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts

June 23, 2022